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                            APPENDIX 6


                   CASH MANAGEMENT AGREEMENT


     THIS CASH MANAGEMENT AGREEMENT ("Agreement") is made
effective as of the first day of                 , 1995 by and
between                                               , a New
York corporation with an office and principal place of business
at                          New York       ("Company") and
                                  , a New York corporation with
an office and principal place of business at Rochester Tel Center, 180 South Clinton Avenue, Rochester, New York 14646 ("R-HC").

     WHEREAS, the Company is a wholly-owned subsidiary of R-HC;
and

     WHEREAS, one of the services provided by R-HC to its subsidiaries is Centralized Cash Management; and

     WHEREAS, Centralized Cash Management affords the Company, from time to time, with both a repository for investment of its cash reserves and an immediate, low cost source of funds for borrowing; and

     WHEREAS, the Company and R-HC desire to enter into a long term relationship for management of the Company's cash reserves and cash requirements by R-HC;

     NOW, THEREFORE, in consideration of the foregoing, and upon the following terms and conditions, the Company and R-HC hereby agree that:

     1. Cash Deposits. Whenever the Company shall identify and quantify an amount of cash reserves which are not necessary for the ongoing, day-to-day functions of the Company's business, it shall deposit with R-HC the full amount of such cash reserves. Such deposit shall be a wire transfer of immediately available funds from the Company to R-HC, which shall be recorded as a cash deposit immediately due to the Company on the books and records of R-HC on the business day next succeeding such wire transfer.

     2. Investment of Cash Deposits. On the business day next succeeding the wire transfer from the Company to R-HC of cash deposits, R-HC shall invest such cash deposits in accordance with the policies and practices of its Centralized Cash Management program. Investments of such cash deposits may include high grade commercial paper, or deposits in reputable banking institutions. In addition, such deposits may be used by R-HC and/or its affiliates to fund their own operations.

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     3.   Rate of Return on Cash Deposits.  All cash deposits of
the Company with R-HC shall earn a return calculated on a day of recorded deposit to day of return basis at a rate equal to R-HC's Internal Corporate Rate in effect, from time to time, throughout the period of deposit. R-HC's Internal Corporate Rate is calculated on a monthly basis and is equal to the composite rate of return on its investments in commercial paper or other instruments of similar risk and liquidity if R-HC is investing funds. If R-HC is borrowing, it is equal to the rate which R-HC is paying on its commercial paper.

     4. Return of Cash Deposits. All amounts of the Company transferred to R-HC shall be returned on the demand of the Company and shall be made available by wire transfer of immediately available funds on the business day next succeeding such demand.

     5. Cash Borrowing. Whenever the Company shall identify and quantify an amount of borrowing necessary to fund its ongoing, day-to-day operations, it shall borrow from R-HC the full amount of such necessary funds except as provided for in paragraph 9. Such borrowing shall be received by a wire transfer of immediately available funds from R-HC to the Company, which shall be recorded as an amount due from the Company to R-HC (on a lump sum basis at a predetermined time or on an installment basis over a predetermined period of time as mutually agreed by the Company and R-HC) on the business day next succeeding such borrowing. A promissory note, stating the amount borrowed, the rate of interest to be paid by the Company and the term of such loan, shall be required to evidence any such borrowing by the Company from R-HC, or its affiliates or any other NY Telco.

     6. Use of Cash Borrowing. The cash borrowing shall be used by the Company, and/or its subsidiaries, for and/or usable in the normal day-to-day operations of the company and for any such lawful purpose.

     7. Rate of Interest on Cash Borrowing. All cash borrowing of the Company from R-HC shall bear interest on a day of recorded borrowing to day of payment basis at a rate equal to R-HC's Internal Corporate Rate, as set forth in paragraph 3 of this Agreement, as the same may be in effect, from time to time throughout the period of the borrowing.

     8. Prepayment of Cash Borrowing. Any and all cash borrowing by the Company from R-HC may be prepaid in whole or in part in any amount at any time during the predetermined borrowing period without any penalty whatsoever.

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     9.   Non-Exclusive Borrowing Source.  Notwithstanding the
provisions of paragraph 5, hereof, if the Company shall identify a lower cost source of financing for its borrowing needs, such as, but not limited to, the Rural Electrification Administration ("REA") or Rural Telephone Bank ("RTB"), and if such REA and/or RTB or other funds (and the security required to qualify for such funds) are determined to be in the best long-term interests of the Company, the Company shall have no obligation under this Agreement to borrow such funds from R-HC.

     10. Limitation on Deposits and Borrowing. All fund transfers, including but not limited to, advances, short-term loans, deposits, or any other instruments representing short-term fund transfers, between the Company and any Affiliate, including between R-Net and any other NY Telco or R-HC, and excluding those that are required for transactions governed under the affiliate transactions rules (discussed in paragraph I.B.15 of the Joint Stipulation and Agreement), and those that constitute dividends from the Company or any other NY Telco to R-HC, shall be made in accordance with the terms of this Agreement, and only to the extent that:
          (a) The sum of the balances of the Company's long-term debt, cumulative net fund transfers between the Company and its Affiliates (including R-HC), short-term debt, customer deposit balances, preferred stock balances, or any other evidence of the Company's indebtedness, shall not at any point in time during the term of this Agreement, in the aggregate, exceed 45% of the Company's "Total Capital" (defined for the purposes of this Agreement as the sum of all the previously named components, plus common equity).
          (b) The sum of net fund transfers between the Company and its Affiliates (including R-HC), the Company's short-term debt, and any other evidence of the Company's indebtedness for a period of twelve months or less shall not at any point in time during the term of this Agreement exceed 5% of the Company's Total Capital.

     11. Monitoring. R-HC will provide the Company a monthly statement of all amounts invested or borrowed and all interest charges payable to or by the Company. These reports will be made available by the Company upon request of the Staff of the Department of Public Service.

     12. Extension. This Agreement shall apply to transfers of cash between the Company and its Affiliates.

     13. Conflicts. This Agreement incorporates by reference the Joint Stipulation and Agreement executed on May 13, 1994, in
Case 93-C-0103. In the event of a conflict between that document and this Agreement, that document controls.

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     14.  Periodic Return.  Amounts deposited by the Company with
R-HC shall be returned in six months or less from the date of deposit.

     15. Audit. Staff shall have the right to audit without notice the books and records of the Company, R-HC, Affiliates and NY Telcos with respect to these transfers or deposits of funds. Upon audit, if Staff determines that the amount of transfers exceeds the caps specified in this Agreement or the Joint Stipulation and Agreement, dated May 13, 1994, in Case 93-C-0103, the entity receiving the funds must, within twenty-four hours, transfer any funds in excess of the caps, plus interest, to the Company. Such interest shall be calculated from the date on which such transfer or deposit, which exceeded the caps, occurred.

     16. Term. The provisions of this Agreement shall commence on the date set forth above, and shall remain in full force and effect unless specifically modified by the Commission.

     17. Governing Law. The provisions of this Agreement shall be construed pursuant to the provisions of New York State law.
     IN WITNESS WHEREOF, the Company and R-HC have executed this Cash Management Agreement on the date first set forth above.


                                                   (COMPANY)
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                         By:
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                         Name:
                              -----------------------------

                         Title:
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                                                       (R-HC)
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                         By:
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                         Name:
                              -----------------------------

                         Title:
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(app6cash.1)
5/13/94